EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FOURTH
QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS,
QUARTERLY CASH DISTRIBUTION AND 2020 OUTLOOK

•	Exceeded Fourth Quarter and Full Year 2019 Net Income and Adjusted EBITDA Revised Guidance

•	2019 Net Income from Continuing Operations of $4.5 million Compared to 2018 Net Loss From Continuing Operations of $7.8 million

•	Reduction of Quarterly Cash Distribution to Re-Allocate Capital and Provide Financial Flexibility

•	2020 Net Income and Adjusted EBITDA Guidance of $0.2 million and $117.1 million, Respectively

KILGORE, Texas, January 28, 2020 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership”) announced today its financial results for the three months and year ended December 31, 2019.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, "In the fourth quarter, the Partnership generated strong cash flow resulting in net income of $6.6 million and adjusted EBITDA of $35.5 million compared to our revised guidance of $3.2 million and $32.1 million, respectively. Distributable cash flow was $20.7 million, resulting in a 2.11 times distribution coverage ratio for the quarter. For the full year 2019, Adjusted EBITDA from continuing operations was $108.3 million, exceeding revised guidance by $3.4 million. Total distributable cash flow was $51.5 million resulting in a distribution coverage ratio of 1.05 times for full year 2019.

"Despite the positive quarter and the strategic actions taken over the last eighteen months to strengthen our balance sheet and reduce leverage, we believe more is required. While our efforts have resulted in an adjusted leverage ratio of 4.69 times and distribution coverage ratio of 1.05 times at year-end 2019, we are still above our stated goals for both ratios. In order to be competitive in today’s capital markets, adjusted leverage of below 4.00 times and a distribution coverage ratio of above 1.30 times is required. To provide further financial flexibility, we are resetting our annual distribution to $0.25 per unit. The Partnership will retain approximately $28.9 million annually, due to the distribution reduction, which along with estimated 2020 positive cash flow will be used for further debt reduction and future high return investment opportunities at our Beaumont and Corpus Christi facilities.

"Expanding on the fourth quarter of 2019, the majority of the excess over revised guidance was in the Sulfur Services segment due to stronger margins within the fertilizer business. In addition, I’m happy to report that after eight months of downtime our Neches terminal is fully operational, as replacement of the ship-loader was completed ahead of schedule enabling us to service our customers under their current contract terms. In the Natural Gas Liquids segment, the butane optimization business returned to historical seasonal price differentials, rebounding from the anomaly of last winter’s refinery blending season. Within the Transportation segment, marine services continued to profit from increasing day rates coupled with high utilization, while land transportation performed slightly under revised guidance.

"Moving to 2020 guidance, we estimate net income of $0.2 million and adjusted EBITDA of $117.1 million, with the majority of cash flow generated by fee based services. Our maintenance capital expenditures are forecasted to be $17.4 million, resulting in distributable cash flow of $49.6 million."

Net income from continuing operations for the fourth quarter 2019 was $6.6 million compared to the fourth quarter of 2018 of $1.6 million. Net income from continuing operations for the year ended December 31, 2019 was $4.5 million compared to a net loss of $7.8 million for the year ended December 31, 2018.

Adjusted EBITDA from continuing operations for the fourth quarter 2019 was $35.5 million compared to adjusted EBITDA from continuing operations for the fourth quarter 2018 of $25.5 million. Adjusted EBITDA from continuing operations for the year ended December 31, 2019 was $108.3 million compared to adjusted EBITDA for the year ended December 31, 2018 of $107.2 million.

Distributable cash flow from continuing operations for the fourth quarter of 2019 was $20.7 million compared to distributable cash flow from continuing operations for the fourth quarter of 2018 of $8.3 million. Distributable cash flow from continuing operations for the year ended December 31, 2019 was $41.8 million compared to distributable cash flow from continuing operations for the year ended December 31, 2018 of $36.1 million.

Net income from discontinued operations for the three months ended December 31, 2019 was $0.0 million compared to net income from discontinued operations for the three months ended December 31, 2018 of $1.0 million. The Partnership had a net loss from discontinued operations for the year ended December 31, 2019 of $179.5 million, which includes a non-cash charge related to the disposition of its natural gas storage assets of $178.8 million. Net income from discontinued operations was $63.5 million for the year ended December 31, 2018, which includes a non-cash gain related to the disposition of its West Texas LPG Pipeline Limited Partnership interests of $48.6 million.

Adjusted EBITDA from discontinued operations for the fourth quarter of 2019 was $0.0 million compared to adjusted EBITDA from discontinued operations for the fourth quarter of 2018 of $6.5 million. Adjusted EBITDA from discontinued operations for the year ended December 31, 2019 was $10.7 million compared to adjusted EBITDA from discontinued operations for the year ended December 31, 2018 of $34.7 million.

Distributable cash flow from discontinued operations for the fourth quarter of 2019 was $0.0 million compared to distributable cash flow from discontinued operations for the fourth quarter of 2018 of $6.0 million. Distributable cash flow from discontinued operations for the year ended December 31, 2019 was $9.8 million compared to distributable cash flow from discontinued operations for the year ended December 31, 2018 of $32.7 million.

Revenues for the fourth quarter of 2019 were $241.9 million compared to $267.2 million for the fourth quarter of 2018. Revenues for the year ended December 31, 2019 were $847.1 million compared to $1,020.1 million for the year ended December 31, 2018.

As discussed above, the Partnership announced it has declared a quarterly cash distribution of $0.0625 per unit, or $0.25 per unit on an annualized basis, for the quarter ended December 31, 2019.  The distribution is payable on February 14, 2020 to common unitholders of record as of the close of business on February 7, 2020.  The ex-dividend date for the cash distribution is February 6, 2020.

Distributable cash flow from continuing operations, distributable cash flow from discontinued operations, EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA from continuing operations, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the year ended December 31, 2019 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Annual Report on Form 10-K, to be filed with the SEC on February 14, 2020.

An attachment accompanying this announcement is included as an exhibit to this Form 8-K as Exhibit 99.2.

2020 Guidance

The Partnership will discuss 2020 guidance during the investors’ conference call scheduled for Wednesday, January 29, 2020 at 8:00 a.m. Details of the conference call are below. A presentation to accompany this discussion is included as an exhibit to this Form 8-K as Exhibit 99.3.

Investors' Conference Call

An investors conference call to review the fourth quarter results will be held on Wednesday, January 29, 2020 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695.  For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 9235509. An archive of the replay will be on Martin Midstream Partners’ website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region.  The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA from Discontinued Operations. Certain items excluded from EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow and Distributable Cash Flow from Discontinued Operations. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA from continuing operations, adjusted EBITDA from discontinued operations, distributable cash flow, and distributable cash flow from discontinued operations, should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.MMLP.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2019	2018
Assets
Cash	$2,856	$300
Trade and accrued accounts receivable, less allowance for doubtful accounts of $532 and $576, respectively	87,254	83,488
Product exchange receivables	—	166
Inventories	62,540	84,265
Due from affiliates	17,829	18,845
Fair value of derivatives	—	4
Other current assets	5,833	5,889
Assets held for sale	5,052	5,652
Current assets - Natural Gas Storage Assets	—	9,428
Total current assets	181,364	208,037

Property, plant and equipment, at cost	884,728	886,435
Accumulated depreciation	(467,531)	(438,602)
Property, plant and equipment, net	417,197	447,833

Goodwill	17,705	17,785
Right-of-use assets	23,901	—
Deferred income taxes, net	23,422	—
Intangibles and other assets, net	3,567	4,584
Non current assets - Natural Gas Storage Assets	—	395,389
	$667,156	$1,073,628
Liabilities and Partners’ Capital
Current portion of finance lease obligations	$6,758	$5,409
Trade and other accounts payable	64,802	64,041
Product exchange payables	4,322	12,103
Due to affiliates	1,470	2,133
Income taxes payable	472	445
Fair value of derivatives	667	—
Other accrued liabilities	28,789	24,380
Current liabilities - Natural Gas Storage Assets	—	3,240
Total current liabilities	107,280	111,751

Long-term debt, net	569,788	656,459
Finance lease obligations	717	6,272
Operating lease liabilities	16,656	—
Other long-term obligations	8,911	10,045
Non current liabilities - Natural Gas Storage Assets	—	669
Total liabilities	703,352	785,196
Commitments and contingencies
Partners’ capital (deficit)	(36,196)	288,432
Total partners’ capital (deficit)	(36,196)	288,432
	$667,156	$1,073,628

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 14, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2019	2018	2017
Revenues:
Terminalling and storage *	$87,397	$96,204	$99,643
Transportation *	159,622	150,121	135,350
Sulfur services	11,434	11,148	10,952
Product sales: *
Natural gas liquids	366,502	496,007	473,317
Sulfur services	99,906	121,388	123,732
Terminalling and storage	122,257	145,236	130,392
	588,665	762,631	727,441
Total revenues	847,118	1,020,104	973,386

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	325,376	449,103	406,388
Sulfur services *	65,893	83,641	76,119
Terminalling and storage *	101,526	126,562	112,168
	492,795	659,306	594,675
Expenses:
Operating expenses *	209,313	216,182	228,778
Selling, general and administrative *	41,433	39,116	39,080
Impairment of long-lived assets	—	—	2,225
Depreciation and amortization	60,060	61,484	65,108
Total costs and expenses	803,601	976,088	929,866
Other operating income, net	14,587	1,041	2,096
Operating income	58,104	45,057	45,616

Other income (expense):
Interest expense, net	(51,690)	(52,349)	(47,770)
Other, net	6	38	1,129
Total other income (expense)	(51,684)	(52,311)	(46,641)
Net income (loss) before taxes	6,420	(7,254)	(1,025)
Income tax expense	(1,900)	(577)	(158)
Income (loss) from continuing operations	4,520	(7,831)	(1,183)
Income (loss) from discontinued operations, net of income taxes	(179,466)	63,486	21,099
Net income (loss)	(174,946)	55,655	19,916
Less general partner's interest in net (income) loss	3,499	(882)	(343)
Less pre-acquisition income allocated to the general partner	—	(11,550)	(2,781)
Less income allocable to unvested restricted units	(41)	(28)	(42)
Limited partners' interest in net income (loss)	$(171,488)	$43,195	$16,750

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 14, 2020.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2019	2018	2017
Revenues:
Terminalling and storage	$71,733	$79,137	$82,142
Transportation	24,243	27,588	29,807
Natural gas liquids	—	—	122
Product sales	931	1,297	3,497
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Transportation	61,376	62,965	63,487
Natural gas liquids	—	—	4,354
Sulfur services	10,765	10,641	9,345
Terminalling and storage	23,859	24,613	16,672
Expenses:
Operating expenses	88,194	90,878	95,546
Selling, general and administrative	32,622	26,441	26,393

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 14, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2019	2018	2017
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$4,430	$(18,982)	$(3,875)
Discontinued operations	(175,918)	62,177	20,625
	$(171,488)	$43,195	$16,750
General partner interest:
Continuing operations	$91	$(387)	$(79)
Discontinued operations	(3,590)	1,269	422
	$(3,499)	$882	$343

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$0.11	$(0.49)	$(0.10)
Discontinued operations	(4.55)	1.60	0.54
	$(4.44)	$1.11	$0.44

Weighted average limited partner units - basic	38,659	38,907	38,102

Diluted:
Continuing operations	$0.11	$(0.49)	$(0.10)
Discontinued operations	(4.55)	1.60	0.54
	$(4.44)	$1.11	$0.44

Weighted average limited partner units - diluted	38,659	38,923	38,165

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 14, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CAPITAL
(Dollars in thousands)

		Partners’ Capital
	Parent Net Investment	Common		General Partner
		Units	Amount	Amount	Total
Balances – December 31, 2016	$19,054	35,452,062	$304,594	$7,412	$331,060

Net income	2,781	—	16,792	343	19,916
Issuance of common units, net	—	2,990,000	51,056	—	51,056
Issuance of restricted units	—	12,000	—	—	—
Forfeiture of restricted units	—	(9,250)	—	—	—
General partner contribution	—	—	—	1,098	1,098
Cash distributions	—	—	(75,399)	(1,539)	(76,938)
Deemed contribution from Martin Resource Management Corporation	2,405	—	—	—	2,405
Reimbursement of excess purchase price over carrying value of acquired assets	—	—	1,125	—	1,125
Excess carrying value of the assets over the purchase price paid by Martin Resource Management	—	—	(7,887)	—	(7,887)
Unit-based compensation	—	—	650	—	650
Purchase of treasury units	—	(200)	(4)	—	(4)
Balances – December 31, 2017	24,240	38,444,612	290,927	7,314	322,481

Net income	11,550	—	43,223	882	55,655
Issuance of common units, net	—	—	(118)	—	(118)
Issuance of time-based restricted units	—	315,500	—	—	—
Issuance of performance-based restricted units		317,925			—
Forfeiture of restricted units	—	(27,000)	—	—	—
Cash distributions	—	—	(76,872)	(1,569)	(78,441)
Deemed distribution from Martin Resource Management Corporation	(12,070)	—	—	—	(12,070)
Excess purchase price over carrying value of acquired assets	—	—	(26)	—	(26)
Unit-based compensation	—	—	1,224	—	1,224
Purchase of treasury units	—	(18,800)	(273)	—	(273)
Balances – December 31, 2018	23,720	39,032,237	258,085	6,627	288,432

Net loss	—	—	(171,447)	(3,499)	(174,946)
Issuance of common units, net	—	—	(289)	—	(289)
Issuance of time-based restricted units	—	16,944	—	—	—
Forfeiture of restricted units	—	(154,288)	—	—	—
Cash distributions	—	—	(48,111)	(982)	(49,093)
Excess purchase price over carrying value of acquired assets		—	(102,393)	—	(102,393)
Deferred taxes on acquired assets and liabilities	—	—	24,781	—	24,781
Unit-based compensation	—	—	1,424	—	1,424
Purchase of treasury units	—	(31,504)	(392)	—	(392)
Contribution to parent	(23,720)	—	—	—	(23,720)
Balances – December 31, 2019	$—	38,863,389	$(38,342)	$2,146	$(36,196)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 14, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net income (loss)	$(174,946)	$55,655	$19,916
Less: (Income) loss from discontinued operations	179,466	(63,486)	(21,099)
Net income (loss) from continuing operations	4,520	(7,831)	(1,183)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	60,060	61,484	65,108
Amortization and write-off of deferred debt issue costs	4,041	3,445	2,897
Amortization of premium on notes payable	(306)	(306)	(306)
Deferred income taxes	1,360	208	(156)
Gain on disposition or sale of property, plant, and equipment	(13,332)	(1,041)	(2,090)
Impairment of long lived assets	—	—	2,225
Derivative (income) loss	5,137	(14,024)	1,304
Net cash (paid) received for commodity derivatives	(4,466)	13,948	(5,136)
Unit-based compensation	1,424	1,224	650
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	62	29,085	(29,384)
Product exchange receivables	166	(137)	178
Inventories	21,493	13,370	(14,927)
Due from affiliates	1,822	5,961	(12,096)
Other current assets	(254)	1,485	(1,743)
Trade and other accounts payable	(898)	(27,321)	19,263
Product exchange payables	(7,781)	555	4,829
Due to affiliates	(1,469)	99	(5,564)
Income taxes payable	27	(65)	(360)
Other accrued liabilities	(3,017)	(6,636)	(223)
Change in other non-current assets and liabilities	(543)	1,206	2,780
Net cash provided by continuing operating activities	68,046	74,709	26,066
Net cash provided by discontinued operating activities	7,769	30,321	43,018
Net cash provided by operating activities	75,815	105,030	69,084
Cash flows from investing activities:
Payments for property, plant, and equipment	(30,621)	(35,255)	(41,932)
Acquisitions, net of cash acquired	(23,720)	—	(19,533)
Payments for plant turnaround costs	(5,677)	(1,893)	(1,583)
Proceeds from sale of property, plant, and equipment	20,660	11,483	13,676
Proceeds from involuntary conversion of property, plant and equipment	5,031	—	—
Proceeds from repayment of Note receivable - affiliate	—	—	15,000
Net cash used in continuing investing activities	(34,327)	(25,665)	(34,372)
Net cash provided by (used in) discontinued investing activities	209,155	173,287	(7,263)
Net cash provided by (used in) investing activities	174,828	147,622	(41,635)
Cash flows from financing activities:
Payments of long-term debt	(729,514)	(559,201)	(339,224)
Proceeds from long-term debt	638,000	399,000	341,000
Net proceeds from issuance of common units	(289)	(118)	51,056
General partner contributions	—	—	1,098
Deemed contribution from (distribution to) Martin Resource Management	—	(12,070)	2,405
Excess purchase price over carrying value of acquired assets	(102,393)	(26)	(7,887)
Reimbursement of excess purchase price over carrying value of acquired assets	—	—	1,125
Purchase of treasury units	(392)	(273)	(4)
Payments of debt issuance costs	(4,406)	(1,312)	(66)
Cash distributions paid	(49,093)	(78,441)	(76,938)
Net cash used in financing activities	(248,087)	(252,441)	(27,435)

Net increase in cash	2,556	211	14
Cash at beginning of year	300	89	75
Cash at end of year	$2,856	$300	$89

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on February 14, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Years Ended December 31, 2019 and 2018

	Year Ended December 31,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues:
Services	$93,980	$102,514	$(8,534)	(8)%
Products	122,333	145,326	(22,993)	(16)%
Total revenues	216,313	247,840	(31,527)	(13)%

Cost of products sold	107,081	132,384	(25,303)	(19)%
Operating expenses	53,279	54,129	(850)	(2)%
Selling, general and administrative expenses	5,997	5,327	670	13%
Depreciation and amortization	30,952	39,508	(8,556)	(22)%
	19,004	16,492	2,512	15%
Other operating income (loss), net	(1,334)	1,328	(2,662)	(200)%
Operating income	$17,670	$17,820	$(150)	(1)%

Shore-based throughput volumes (guaranteed minimum) (gallons)	80,000	80,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Years Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$102,514	$105,703	$(3,189)	(3)%
Products	145,326	130,466	14,860	11%
Total revenues	247,840	236,169	11,671	5%

Cost of products sold	132,384	118,832	13,552	11%
Operating expenses	54,129	63,191	(9,062)	(14)%
Selling, general and administrative expenses	5,327	5,832	(505)	(9)%
Impairment of long-lived assets	—	600	(600)	(100)%
Depreciation and amortization	39,508	45,160	(5,652)	(13)%
	16,492	2,554	13,938	546%
Other operating income, net	1,328	751	577	77%
Operating income	$17,820	$3,305	$14,515	439%

Shore-based throughput volumes (guaranteed minimum) (gallons)	80,000	144,998	(64,998)	(45)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

Comparative Results of Operations for the Years Ended December 31, 2019 and 2018

	Year Ended December 31,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues	$183,740	$178,163	$5,577	3%
Operating expenses	141,713	146,300	(4,587)	(3)%
Selling, general and administrative expenses	8,199	6,305	1,894	30%
Depreciation and amortization	15,307	11,003	4,304	39%
	18,521	14,555	3,966	27%
Other operating income (loss), net	(1,691)	215	(1,906)	(887)%
Operating income	$16,830	$14,770	$2,060	14%

Comparative Results of Operations for the Years Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues	$178,163	$164,043	$14,120	9%
Operating expenses	146,300	148,331	(2,031)	(1)%
Selling, general and administrative expenses	6,305	4,807	1,498	31%
Impairment of long lived assets	—	1,625	(1,625)	(100)%
Depreciation and amortization	11,003	9,285	1,718	19%
	14,555	(5)	14,560	291,200%
Other operating income, net	215	1,378	(1,163)	(84)%
Operating income	$14,770	$1,373	$13,397	976%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Years Ended December 31, 2019 and 2018

	Year Ended December 31,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues:
Services	$11,434	$11,148	$286	3%
Products	99,906	121,388	(21,482)	(18)%
Total revenues	111,340	132,536	(21,196)	(16)%

Cost of products sold	71,806	90,780	(18,974)	(21)%
Operating expenses	10,639	11,618	(979)	(8)%
Selling, general and administrative expenses	4,784	4,326	458	11%
Depreciation and amortization	11,332	8,485	2,847	34%
	12,779	17,327	(4,548)	(26)%
Other operating income (loss), net	1,210	(111)	1,321	1,190%
Operating income	$13,989	$17,216	$(3,227)	(19)%

Sulfur (long tons)	665.0	688.0	(23.0)	(3)%
Fertilizer (long tons)	260.0	277.0	(17.0)	(6)%
Sulfur services volumes (long tons)	925.0	965.0	(40.0)	(4)%

Comparative Results of Operations for the Years Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Revenues:
Services	$11,148	$10,952	$196	2%
Products	121,388	123,732	(2,344)	(2)%
Total revenues	132,536	134,684	(2,148)	(2)%

Cost of products sold	90,780	82,760	8,020	10%
Operating expenses	11,618	13,783	(2,165)	(16)%
Selling, general and administrative expenses	4,326	4,136	190	5%
Depreciation and amortization	8,485	8,117	368	5%
	17,327	25,888	(8,561)	(33)%
Other operating loss, net	(111)	(26)	(85)	(327)%
Operating income	$17,216	$25,862	$(8,646)	(33)%

Sulfur (long tons)	688.0	807.0	(119.0)	(15)%
Fertilizer (long tons)	277.0	276.0	1.0	—%
Sulfur services volumes (long tons)	965.0	1,083.0	(118.0)	(11)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Years Ended December 31, 2019 and 2018

	Year Ended December 31,		Variance	Percent Change
	2019	2018
	(In thousands)
Products Revenues	$366,502	$496,026	(129,524)	(26)%
Cost of products sold	341,800	467,550	(125,750)	(27)%
Operating expenses	6,300	7,107	(807)	(11)%
Selling, general and administrative expenses	4,739	5,338	(599)	(11)%
Depreciation and amortization	2,469	2,488	(19)	(1)%
	11,194	13,543	(2,349)	(17)%
Other operating income (loss), net	16,402	(391)	16,793	4,295%
Operating income	$27,596	$13,152	$14,444	110%

NGLs Volumes (barrels)	9,820	10,223	(403)	(4)%

Comparative Results of Operations for the Years Ended December 31, 2018 and 2017

	Year Ended December 31,		Variance	Percent Change
	2018	2017
	(In thousands)
Products Revenues	$496,026	$473,548	22,478	5%
Cost of products sold	467,550	424,610	42,940	10%
Operating expenses	7,107	6,905	202	3%
Selling, general and administrative expenses	5,338	7,072	(1,734)	(25)%
Depreciation and amortization	2,488	2,546	(58)	(2)%
	13,543	32,415	(18,872)	(58)%
Other operating loss, net	(391)	(7)	(384)	(5,486)%
Operating income	$13,152	$32,408	$(19,256)	(59)%

NGLs Volumes (barrels)	10,223	10,487	(264)	(3)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the quarter and years ended December 31, 2019 and 2018, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income (loss)	$6,642	$2,582	$(174,946)	$55,655
Less: (Income) loss from discontinued operations, net of income taxes	—	(1,029)	179,466	(63,486)
Income (loss) from continuing operations	6,642	1,553	4,520	(7,831)
Adjustments:
Interest expense	11,060	12,566	51,690	52,349
Income tax expense	328	198	1,900	577
Depreciation and amortization	15,063	14,264	60,060	61,484
EBITDA from Continuing Operations	33,093	28,581	118,170	106,579
Adjustments:
(Gain) loss on sale of property, plant and equipment	617	(928)	(13,332)	(1,041)
Unrealized mark-to-market on commodity derivatives	1,200	(2,972)	671	(76)
Non-cash insurance related accruals	—	—	500	—
Lower of cost or market adjustments	226	—	633	—
Unit-based compensation	360	352	1,424	1,224
Transaction costs associated with acquisitions	—	465	224	465
Adjusted EBITDA from Continuing Operations	35,496	25,498	108,290	107,151
Adjustments:
Interest expense	(11,060)	(12,566)	(51,690)	(52,349)
Income tax expense	(328)	(198)	(1,900)	(577)
Amortization of deferred debt issuance costs	483	882	4,041	3,445
Amortization of debt premium	(76)	(76)	(306)	(306)
Deferred income taxes	260	208	1,360	208
Payments for plant turnaround costs	(560)	(1,014)	(5,677)	(1,893)
Maintenance capital expenditures	(3,492)	(4,389)	(12,368)	(19,553)
Distributable Cash Flow from Continuing Operations	$20,723	$8,345	$41,750	$36,126

Income (loss) from discontinued operations, net of income taxes	$—	$1,029	$(179,466)	$63,486
Adjustments:
Depreciation and amortization		4,742	8,161	18,795
EBITDA from Discontinued Operations
Equity in earnings	—	—	—	(3,382)
Distributions from unconsolidated entities	—	—	—	3,500
Gain from disposition of Investment in WTLPG	—	—	—	(48,564)
Loss on sale of property, plant and equipment, net		704	178,781	824
Non-cash insurance related accruals	—	—	3,213	—
Adjusted EBITDA from Discontinued Operations	$—	$6,475	$10,689	$34,659
Maintenance capital expenditures	$—	$(497)	$(912)	$(1,952)
Distributable Cash Flow from Discontinued Operations	$—	$5,978	$9,777	$32,707